Exhibit 99.2

Lexmark commences tender offer for all outstanding shares of ReadSoft

LEXINGTON, Ky., May 6, 2014

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Lexmark International, Inc. (NYSE: LXK) today announced the commencement of a cash tender offer for all of the outstanding shares of Sweden-based ReadSoft (NASDAQ OMX: RSOF-B). The offer is $6.11 in cash for each Series A and Series B share of ReadSoft for a price of approximately $182 million, net of cash acquired1. ReadSoft’s Board of Directors has unanimously recommended in favor of Lexmark’s tender offer, and it is also supported by ReadSoft’s two largest shareholders.

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Upon successful completion of the tender offer, ReadSoft will be combined with Lexmark’s Perceptive Software. With the addition of ReadSoft, Perceptive Software will significantly grow its software presence with additional document process automation capabilities and the expansion of its footprint in Europe.

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ReadSoft’s technology and market presence will also complement Lexmark’s Perceptive Software, strengthening its position as a leading provider of intelligent data capture software solutions for back office processes.

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ReadSoft is a leading global provider of software solutions that automate business processes, both on premise and in the cloud. Its software captures, classifies, sorts and routes both hard copy and digital business documents, provides approval workflows, and automatically extracts and verifies relevant data before depositing it into a customer’s systems of record.

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ReadSoft is recognized in the industry for its strong integrations with leading ERP systems such as SAP and Oracle, for applications that include invoice processing, accounts payable automation and sales order processing. Its software also automates a wide variety of business processes that include claims, applications, and questionnaire processing across a number of targeted industry segments.

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ReadSoft has over 12,000 customers worldwide, operates in 70 countries and has more than 350 channel partners. ReadSoft also has many enterprise customers diversified across multiple industries, including manufacturing, retail, banking and insurance, and the public sector. Well-known enterprise customers include BASF, Siemens, Bosch, HSBC Bank, ING, Lego and John Deere.

•	ReadSoft was founded in 1991 and has approximately 625 employees. The company is headquartered in Helsingborg, Sweden. Its full year 2013 revenue was approximately $1172 million.

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Completion of the tender offer is contingent upon acceptance by ReadSoft shareholders representing more than 90 percent of the total number of outstanding shares of ReadSoft, applicable regulatory clearances and other customary closing conditions. The tender offer is expected to close in the second quarter of 2014.

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This tender offer for the shares of ReadSoft demonstrates the consistent execution of Lexmark’s capital allocation framework, which is to pursue acquisitions that strengthen and support the growth of Lexmark solutions capabilities, while returning more than 50 percent of free cash flow to shareholders, on average, through quarterly dividends and share repurchases. Since the first quarter of 2011, Lexmark has returned to shareholders $733 million in the form of dividends and share repurchases.

Supporting Quotes:

“Our tender offer for the shares of ReadSoft supports Lexmark’s ongoing strategy of building our high value solutions that help our customers manage their unstructured information challenges,” said Paul Rooke, Lexmark chairman and chief executive officer. “The combination of ReadSoft and Perceptive Software will enhance our ability to create solutions that manage the ever-expanding forms of content, from traditional hard copy documents to mobile video and audio in today’s digital business environment.

“The two companies are both strategically focused on developing industry-specific solutions, creating synergies that will help us develop unique offerings for our customers to capture, manage and access their information more efficiently,” Rooke added.

“The ReadSoft team has built strong capture and business process technologies that are used by organizations around the world, particularly in Europe,” said Scott Coons, Perceptive Software president and chief executive officer and Lexmark vice president. “ReadSoft will join Perceptive Software’s global team of process and content management experts, while its leadership in the European market will further strengthen Perceptive Software’s global footprint.”

“The Board of Directors of ReadSoft has carefully considered the offer and views Lexmark as an excellent owner committed to the further development of ReadSoft’s business, and has therefore decided to recommend the shareholders to accept the tender offer from Lexmark,“ said Göran Larsson, chairman of the board of ReadSoft.

Conference Call Today

The company will be hosting a conference call with securities analysts today at 8:00 a.m. (EDT). A live broadcast and a complete replay of this call can be accessed from Lexmark's investor relations website at http://investor.lexmark.com. If you are unable to connect to the Internet, you can access the call via telephone at 888-693-3477 (outside the U.S. by calling 973-582-2710) using access code 41662896. Lexmark's ReadSoft tender offer presentation slides will be available on Lexmark's investor relations website prior to the live broadcast.

About Lexmark
Lexmark is uniquely focused on connecting unstructured printed and digital information across enterprises with the processes, applications and people that need it most. For more information, please visit www.lexmark.com.

Lexmark and Lexmark with diamond design are trademarks of Lexmark International, Inc., registered in the U.S. and/or other countries. All other trademarks are the property of their respective owners.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this release which are not historical facts are forward-looking and involve risks and uncertainties which may cause the company’s actual results or performance to be materially different from the results or performance expressed or implied by the forward-looking statements. Factors that may impact such forward-looking statements include, but are not limited to, continued economic uncertainty related to volatility of the global economy; inability to execute the company’s strategy to become an end-to-end solutions provider; uncertainty as a result of a slowdown in government spending; decreased supplies consumption; failure to successfully integrate newly acquired businesses; fluctuations in foreign currency exchange rates; inability to realize all of the anticipated benefits of the company’s acquisitions; possible changes in the size of expected restructuring costs, charges, and savings; market acceptance of new products; aggressive pricing from competitors and resellers; changes in the company’s tax provisions or tax liabilities; the inability to develop new products and enhance existing products to meet customer needs on a cost competitive basis; reliance on international production facilities, manufacturing partners and certain key suppliers; increased investment to support product development and marketing; the financial failure or loss of business with a key customer or reseller; periodic variations affecting revenue and profitability; excessive inventory for the company’s reseller channel; failure to manage inventory levels or production capacity; credit risk associated with the company’s customers, channel partners, and investment portfolio; entrance into the market of additional competitors focused on office printing and imaging and software solutions, including enterprise content management, business process management, document output management, intelligent data capture and search; inability to perform under managed print services contracts; increased competition in the aftermarket supplies business; fees on the company’s products or litigation costs required to protect the company’s rights; inability to obtain and protect the company’s intellectual property rights and defend against claims of infringement and/or anticompetitive conduct; the outcome of litigation or regulatory proceedings to which the company may be a party; unforeseen cost impacts as a result of new legislation; the inability to attract, retain and motivate key employees; changes in a country’s political or economic conditions; the failure of information technology systems, including data breaches or cyber attacks; disruptions at important points of exit and entry and distribution centers; business disruptions; terrorist acts; acts of war or other political conflicts; or the outbreak of a communicable disease; and other risks described in the company’s Securities and Exchange Commission filings. The company undertakes no obligation to update any forward-looking statement.

1. Tender Offer is priced in Swedish krona. Price per share is SEK 40.05.  Dollar price of $6.11 per share is based on the Swedish krona currency exchange rate to the U.S. dollar as of 5/5/2014. The net price is based on 30,603,744 outstanding shares and includes payment for outstanding convertibles issued as part of ReadSoft’s incentive programs for employees.  Acquired cash and cash equivalents are as reported by ReadSoft at the end of the first quarter of 2014. Excludes transactions fees.

2. As reported in ReadSoft's 2013 Annual Report prepared in accordance with International Financial Reporting Standards (IFRS) and in Swedish krona. Swedish krona currency exchange rate to the U.S. dollar as of 12/31/2013.

Investor Contact:
John Morgan
859-232-5568
jmorgan@lexmark.com

Lexmark Media Contact:
Jerry Grasso
859-232-3546
ggrasso@lexmark.com

Perceptive Software Media Contact:
Sherlyn Manson
913-667-8811
sherlyn.manson@perceptivesoftware.com